EXHIBIT (q)(11)

POWER OF ATTORNEY

Helen Frame Peters, as a Trustee of the following trusts, each a New York trust (the “Portfolio”), (does hereby severally constitute and appoint Thomas E. Faust, Jr., Barbara E. Campbell and Maureen A. Gemma, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me, in my name in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf each of the respective Trusts listed below in respect of shares of beneficial interest and other documents and papers relating thereto:

Portfolio	Trust
Asian Small Companies Portfolio	Eaton Vance Growth Trust
Boston Income Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust II
Eaton Vance Special Investment Trust
Capital Growth Portfolio	Eaton Vance Special Investment Trust
Cash Management Portfolio	Eaton Vance Mutual Funds Trust
Dividend Builder Portfolio	Eaton Vance Special Investment Trust
Dividend Income Portfolio	Eaton Vance Mutual Funds Trust
Emerging Markets Local Income Portfolio	Eaton Vance Mutual Funds Trust
Emerging Markets Portfolio	Eaton Vance Special Investment Trust
Floating Rate Portfolio	Eaton Vance Mutual Funds Trust
Global Growth Portfolio	Eaton Vance Growth Trust
Global Macro Portfolio	Eaton Vance Mutual Funds Trust
Government Obligations Portfolio	Eaton Vance Mutual Funds Trust
Greater China Growth Portfolio	Eaton Vance Growth Trust
Greater India Portfolio	Eaton Vance Special Investment Trust
High Income Opportunities Portfolio	Eaton Vance Mutual Funds Trust
International Equity Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
International Income Portfolio	Eaton Vance Mutual Funds Trust
Investment Grade Income Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Investment Portfolio	Eaton Vance Mutual Funds Trust
Large-Cap Growth Portfolio	Eaton Vance Special Investment Trust
Large-Cap Portfolio	Eaton Vance Growth Trust
Large-Cap Value Portfolio	Eaton Vance Special Investment Trust
Multi-Cap Growth Portfolio	Eaton Vance Growth Trust
Senior Debt Portfolio	Eaton Vance Mutual Funds Trust

Small-Cap Portfolio	Eaton Vance Special Investment Trust
SMID-Cap Portfolio	Eaton Vance Growth Trust
Special Equities Portfolio	Eaton Vance Special Investment Trust
Tax-Managed Growth Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust
Tax-Managed International Equity Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Mid-Cap Core Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Multi-Cap Growth Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Small-Cap Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Small-Cap Value Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Value Portfolio	Eaton Vance Mutual Funds Trust
Worldwide Health Sciences Portfolio	Eaton Vance Growth Trust

     IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Helen Frame Peters	Trustee	November 17, 2008
Helen Frame Peters